UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2016

Lake Sunapee Bank Group

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Lake Sunapee Bank Group (the “Company”) approved the Lake Sunapee Bank Group and Lake Sunapee Bank, fsb Named Executive Officer Incentive Bonus Plan (the “Bonus Plan”). The Bonus Plan represents a balanced scorecard approach to assigning key operational and financial goals, which directly promote the Company’s strategic business plan. The Committee also approved the specific goals applicable to the fiscal year ending December 31, 2016 (the “2016 Goals”), which include net income, loan growth, asset quality, deposit growth, and individual performance objectives. Each of these goals is weighted, and has three levels of measurable attainment:

•	threshold, or minimum required to meet the goal;

•	target, based upon a reasonably anticipated level of goal achievement; and

•	superior, for goal results which exceed anticipated expectations.

Each of these attainment levels has an assigned factor which impacts the calculation of the named executive officer’s potential bonus, based upon percentage of the named executive officer’s base salary.

The description of the Bonus Plan and the 2016 Goals does not purport to be complete and is qualified in its entirety by reference to the Bonus Plan and the 2016 Goals, copies of which are filed hereto as Exhibit 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Named Executive Officer Incentive Bonus Plan

10.2	2016 Goals Pursuant to the Named Executive Officer Incentive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SUNAPEE BANK GROUP

Date: March 14, 2016	By:	/s/ Laura Jacobi
Laura Jacobi
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Named Executive Officer Incentive Bonus Plan

10.2	2016 Goals Pursuant to the Named Executive Officer Incentive Bonus Plan